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                                                                    Exhibit 5(j)

                              SUBADVISORY AGREEMENT
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This Subadvisory Agreement (this "Agreement") is entered into as of the first day of May, 1998, by and between OHIO NATIONAL INVESTMENTS, INC., an Ohio corporation(the "Adviser") and FEDERATED INVESTMENT COUNSELING, a Delaware business trust ("FIC").

         WHEREAS, the Adviser has entered into an advisory agreement dated May 1, 1996, (the "Advisory Agreement") with OHIO NATIONAL FUND, INC., a Maryland corporation (the "Company"), pursuant to which the Adviser provides portfolio management services to the HIGH INCOME BOND PORTFOLIO, EQUITY INCOME PORTFOLIO and BLUE CHIP PORTFOLIO (the "Funds"), three series of the Company;

         WHEREAS, the Advisory Agreement provides that the Adviser may delegate any or all of its portfolio management responsibilities under the Advisory Agreement to one or more subadvisers; and

         WHEREAS, the Adviser and the Board of directors (the "Board") of the Company desire to retain FIC to render portfolio management services in the manner and on the terms set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Adviser and FIC agree as follows:

1. APPOINTMENT OF SUBADVISER. The Adviser hereby appoints FIC as subadviser for each of the Funds and authorizes FIC, in its discretion and without prior consultation with the Adviser, to buy, sell, lend and otherwise trade in any stocks, bonds, instruments, financial contracts and other investment assets ("Securities") on behalf of the Funds. Subject to the supervision of the Adviser and the Board, FIC will manage the investment operations of the Funds and the composition of the Funds' respective portfolios, including the purchase, retention and disposition of, and exercise of all rights pertaining to, the Securities comprising the Funds. FIC may invest the Funds in such proportions of stocks, bonds, instruments, financial contracts, cash and other investment assets as FIC shall determine, and may dispose of Securities without regard to the length of time the Securities have been held, the resulting rate of portfolio turnover or any tax considerations, provided that all investments shall conform with:

         (a) the Funds' investment objectives, policies, limitations, procedures and guidelines set forth in the documents listed on
                  Schedule 1 to this Agreement;

         (b) any additional objectives, policies or guidelines established by the Adviser or by the Board that have been furnished in writing to FIC;


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         (c)      the provisions of Section 851 of the Internal Revenue Code
                  ("IRC") applicable to "regulated investment companies";

         (d) the diversification requirements specified in Section 817(h) of the IRC, and the regulations thereunder; and

         (e) the provisions of the Investment Company Act of 1940 (the "1940 Act") and the rules and regulations thereunder applicable to the Funds.

2. REPRESENTATIONS AND WARRANTIES.

         (a) FIC hereby represents and warrants to the Adviser that: (i) it is a business trust duly formed and validly existing under the laws of Delaware, (ii) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, (iii) it is registered with the Securities and Exchange Commission ("SEC") as an investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act") and is registered or licensed as an investment adviser under the laws of all jurisdictions in which its activities require it to be so registered or licensed, except where the failure to be so licensed would not have a material adverse effect on its business and (iv) it has furnished to the Adviser true and complete copies of all the documents listed on Schedule 2 to this Agreement.

         (b) The Adviser hereby represents and warrants to FIC that: (i) it is a corporation duly formed and validly existing under the laws of Ohio, (ii) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, (iii) it is registered with the SEC as an investment adviser under the Advisers Act and is registered or licensed as an investment adviser under the laws of all jurisdictions in which its activities require it to be so registered or licensed, except where the failure to be so licensed would not have a material adverse effect on its business and (iv) it has furnished to FIC true and complete copies of all the documents listed on Schedule 1 to this Agreement.

3. INFORMATION AND REPORTS.

         (a) The Adviser will promptly notify FIC of any material change in any of the documents listed on Schedule 1 to this Agreement and will provide FIC with copies of any such modified document. The Adviser will also provide FIC with a list, to the best of the Adviser's knowledge, of all affiliated persons of Adviser (and any affiliated person of such an affiliated person) and will promptly update the list


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                  whenever the Adviser becomes aware of any additional
                  affiliated persons.

         (b) FIC will maintain books and records relating to its management of the Funds under its customary procedures and in compliance with applicable regulations under the 1940 Act and the Advisers Act. All such records pertaining to the Funds shall be the property of the Company and FIC will permit the Adviser, the Company and the SEC to inspect such books and records at all reasonable times during normal business hours, upon reasonable notice. Prior to each Board meeting, FIC will provide the Adviser and the Board with reports regarding its management of the Funds during the interim period, in such form as may be mutually agreed upon by FIC and the Adviser. FIC will also provide the Adviser with any information regarding its management of the Fund required for any shareholder report, amended registration statement or prospectus supplement filed by the Company with the SEC.

4. CONDITIONS TO AGREEMENT. FIC's and the Adviser's obligations under this Agreement are subject to the satisfaction of the following conditions precedent:

         (a) Receipt by FIC of a certificate of an officer of the Company stating that (i) this Agreement and the Advisory Agreement have been approved by the vote of a majority of the directors, who are not interested persons of FIC or the Adviser, cast in person at a meeting of the Board called for the purpose of voting on such approval, and (ii) this Agreement and the Advisory Agreement have been approved by the vote of a majority of the outstanding voting securities of each of the Funds;

         (b) Receipt by FIC of certified copies of instructions from the Company to its custodian designating the persons specified by FIC as "Authorized Persons" under the Company's custody agreement;

         (c) The Company's execution and delivery of a limited power of attorney in favor of FIC, in a form mutually agreeable to FIC, the Adviser and the Board;

         (d) Receipt by FIC of Board resolutions, certified by an officer of the Company, adopting all procedures and guidelines required by any exemptive order listed on Schedule 2 to this Agreement; and

         (e) Any other documents, certificates or other instruments that FIC or the Adviser may reasonable request from the Company.

5. COMPENSATION. For the services provided under this Agreement, the Adviser will pay to FIC a fee at an annual rate of (a) 0.50% of the first $30 million, 0.40% of the next $20 million, 0.30% of the next $25 million and 0.25% of the High Income


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Bond Portfolio's assets in excess of $75 million and (b) 0.50% of the first $35 million, 0.35% of the next $65 million and 0.25% of the average daily net assets in excess of $100 million of each of the Equity Income Portfolio and the Blue Chip Portfolio. Such fees will accrue daily and will be paid monthly. If this Agreement is effective for only a portion of a month, the fees will be prorated for the portion of such month during which this Agreement is in effect.

6. ALLOCATION OF TRANSACTIONS AND BROKERAGE.

         (a) To the extent consistent with applicable law, FIC may aggregate purchase or sell orders for each of the Funds with contemporaneous purchase or sell orders of the other Funds or of other clients of FIC or its affiliated persons. In such event, allocation of the Securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by FIC in the manner FIC considers to be the most equitable and consistent with its and its affiliates' fiduciary obligations to the Funds and to such other clients. The Adviser hereby acknowledges that such aggregation of orders may not result in a more favorable price or lower brokerage commissions in all instances.

         (b) FIC will place purchase and sell orders for the Funds with or through such banks, brokers, dealers, futures commission merchants or other firms dealing in Securities ("Brokers") as it determines, which may include Brokers that are affiliated persons of FIC, provided such orders are exempt from the provisions of Section 17(a), (d) and (e) of the 1940 Act. FIC will use its best efforts to obtain execution of transactions for the Funds at prices which are advantageous to the Funds and at commission rates that are reasonable in relation to the services received. FIC may, however, select Brokers on the basis that they provide brokerage or research services or research products to the Funds and/or other advisory clients of FIC and its affiliated investment advisers as to which FIC and those affiliated investment advisers exercise investment discretion. In selecting Brokers, FIC may also consider the reliability, integrity and financial condition of the Broker, and the size of and difficulty in executing the order.

         (c) To the extent consistent with applicable law, and subject to review by the Board, FIC may pay a Broker an amount of commission for effecting a Securities transaction in excess of the amount of commission or dealer spread another Broker would have charged for effecting that transaction, if FIC determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research products and/or research services provided by such Broker to the Funds and/or other clients of FIC and its affiliated investment advisers as to which FIC and those affiliated investment advisers exercise investment discretion. This determination, with respect to brokerage and research services or research products, may


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                  be viewed in terms of either that particular transaction or the overall responsibilities which FIC has with respect to the Funds or its other clients as to which FIC exercises investment discretion, and may include services or products that FIC does not use in managing the Funds.

7. NONEXCLUSIVE AGREEMENT. The investment management services provided by FIC hereunder are not to be deemed to be exclusive, and FIC shall be free to render similar services to other advisers, investment companies, and other types of clients.

8. LIMITATION OF LIABILITY. In the absence of willful misfeasance, bad faith or gross negligence on the part of FIC, or of reckless disregard by FIC of its obligations and duties hereunder, FIC, shall not be subject to any liability to the Adviser, the Funds, the Company, any shareholder or the Funds, or to any person, firm or organization. Subject to the above-stated standard of care, FIC shall be liable for any taxes or tax penalties incurred by a Fund for any failure of a Fund to qualify as a regulated investment company under Section 851 of the IRC as a result of FIC's management of the Funds. The Adviser is hereby expressly put on notice of the limitation of liability as set forth in the Declaration of Trust of FIC and agrees that the obligations assumed by FIC pursuant to this Agreement will be limited in any case to FIC and its assets and the Adviser shall not seek satisfaction of any such obligations from the shareholders of FIC, the trustees of FIC, officers, employees or agents of FIC, or any of them.

9. PRICING. The Adviser hereby acknowledges that FIC is not responsible for pricing portfolio Securities, and that the Adviser and FIC will rely on the pricing agent chosen by the Board of the Company for prices of Securities, for any purposes.

10. LIMITED POWER OF ATTORNEY. Subject to any other written instructions of the Adviser or the Company, FIC is hereby appointed the Company's agent and attorney-in-fact for the limited purposes of executing account documentation, agreements, contracts and other documents as FIC shall be requested by brokers, dealers, counter parties and other persons in connection with its management of the Funds' assets. The Adviser and the Company hereby ratify and confirm as good and effectual, at law or in equity, all that FIC and its officers and employees, may do in its capacity as attorney-in-fact. However, nothing herein shall be construed as imposing a duty on FIC to act or assume responsibility for any matters in its capacity as attorney-in-fact for the Company. Any person, partnership, corporation or other legal entity dealing with FIC in its capacity as attorney-in-fact hereunder for the Company is hereby expressly put on notice that FIC is acting solely in the capacity as an agent of the Company and that any such person, partnership, corporation or other legal entity must look solely to the Company for enforcement of any claim against the Company as FIC assumes no personal liability whatsoever for obligations of the Company entered into by FIC in its capacity as attorney-in-fact for the Company. FIC agrees to provide the Adviser and the Company with copies of any such agreements executed on behalf of the Company.



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11. TERM. This Agreement shall begin as of the date of its execution and shall continue in effect for a period of two years from the date hereof and thereafter for successive periods of one year, subject to the provisions for termination and all of the other terms and conditions hereof if such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated by one or more of the Funds at any time, without the payment of any penalty, by the Board or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of one or more of the Funds, or by the Adviser or FIC at any time, without the payment of any penalty, on not more than 60 days' nor less that 30 days' written notice to the other party. This Agreement will terminate automatically as to any Fund in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Adviser's Advisory Agreement as to that Fund.

12. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

13. GOVERNING LAW AND CONSTRUCTION. This Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. Any terms defined in 1940 Act, and not otherwise defined in this Agreement, are used with the same meaning in this Agreement.

14. USE OF FIC'S NAME. FIC hereby agrees that the Adviser, the Company, their affiliated broker-dealers and affiliated life insurance companies may use FIC's name and logo in advertising and marketing materials for the Company and any variable insurance products through which one or more of the Funds may be offered as funding vehicles, provided, that FIC has reviewed and approved any such materials prior to their use.

15. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.




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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed on their behalf by their duly authorized officers as of the date first above written.


For OHIO NATIONAL INVESTMENTS, INC.:        For FEDERATED INVESTMENT COUNSELING:


----------------------------------          ------------------------------------

Date:                                       Date:

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Accepted and Agreed by
OHIO NATIONAL FUND, INC.:


----------------------------------

DATE:

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                         SCHEDULE 1 - FUND DOCUMENTATION
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1.       The Company's Articles of Incorporation (as amended) and Bylaws.

2. 10 copies of the most current Prospectus and Statement of Additional Information for each class of the Funds' shares.

3. Information regarding the Custody Agreement between the Company and Star Bank, NA, as Custodian for the Funds' securities, including information as to:

         -   the Funds' nominee,
         - the Federal tax identification numbers of the Funds and their nominee,
         - all routing, bank, participant and account numbers and other information necessary to provide proper instructions for transfer and delivery of Securities to the Funds' accounts at the Custodian,
         - the name, address, phone and fax numbers of the Custodian's employees responsible for the Funds' accounts, and
         -   the Funds' pricing service and contact persons.

4. All policies, procedures, guidelines and codes adopted by the Board under the 1940 Act or any regulation thereunder, including:

         -   Rule 10f-3 (relating to affiliated underwriting syndicates).
         -   Rule 17a-7 (relating to interfund transactions),
         -   Rule 17e-1 (relating to transactions with affiliated Brokers),
         - Rule 17f-4 (relating to securities held in securities depositories), and
         -   Rule 17j-1 (relating to a code of ethics).

5. All SEC exemptive orders applicable to the Funds, and all procedures and guidelines adopted by the Board under the terms of such orders.

6.       All procedures and guidelines adopted by the Board regarding:

         -   Repurchase agreements,
         - Evaluating the liquidity of securities, include restricted securities, municipal leases and stripped U.S. government securities,
         - Segregation of liquid assets in connection with reverse repurchase agreements, firm commitments, standby commitments, short sales, options and futures agreements,
         -   Derivative contracts and securities, and
         -   Affiliated bank procedures.

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7.       Any master agreements that the Company has entered into on behalf of the Funds, including:

         -   Master Repurchase Agreement,
         -   Master Futures and Options Agreements,
         -   Master Foreign Exchange Netting Agreements, and
         -   Master Swap Agreements.

8.       CFTC Rule 4.5 letter.

9. Schedule of the current year's Board meetings, and the reports needed by the Board.

10.      Pricing and performance calculation entities and contact persons.









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                      SCHEDULE 2 - SUBADVISER DOCUMENTATION
                      -------------------------------------



1.      Part II of FIC's Form ADV most recently filed with the SEC.

2. All exemptive orders granted by the SEC that will become applicable to the Funds, and the procedures and guidelines followed by FIC in accordance therewith.














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